                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                POST-EFFECTIVE
                                   AMENDMENT
                                     NO. 1
                                      TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          JOHN Q. HAMMONS HOTELS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     43-1695093
            --------                                     ----------
      (State of incorporation)              (I.R.S. Employer Identification No.)

       300 JOHN Q. HAMMONS PARKWAY, SUITE 900
                  SPRINGFIELD, MISSOURI                  65806
                  ----------------------                 -----
      (Address of Principal Executive Offices)         (Zip Code)


             1999 NON-EMPLOYEE DIRECTOR STOCK AND STOCK OPTION PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                                KENNETH J. WEBER
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          JOHN Q. HAMMONS HOTELS, INC.
                     300 JOHN Q. HAMMONS PARKWAY, SUITE 900
                          SPRINGFIELD, MISSOURI 65806
                          ---------------------------
                               (Name, and address
                             of agent for service)

                                   Copies to:

                           MARY ANNE O'CONNELL, ESQ.
                            HUSCH & EPPENBERGER, LLC
                          100 N. BROADWAY, SUITE 1300
                           ST. LOUIS, MISSOURI 63102
                                 (314) 421-4800


                                  (417) 864-4300
                    (telephone number, including area code)


                             EXPLANATORY STATEMENT

This constitutes post-effective amendment no. 1 to the registration statement on Form S-8 (File No. 333-77831) filed by John Q. Hammons Hotels, Inc. That registration statement included as Exhibit 23.1 an erroneous form of accountant's consent, due to an error of the Edgar filing agent. Except for the rescission of the original form of Exhibit 23.1 and the substitution of the correct Exhibit 23.1, the original filing remains in effect and is incorporated by reference into this amendment.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference

The following documents filed by John Q. Hammons Hotels, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended January 1, 1999.

     (b) The description of the Company's Common Stock which is contained in a registration statement on Form 10 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.            Description of Securities

Not applicable

Item 5.            Interests of Named Experts and Counsel

Not applicable

Item 6.            Indemnification of Directors and Officers

As permitted by Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Company may not retroactively amend this provision of the Certificate of Incorporation in a way that is adverse to such directors. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation of the Company provides that (i) the Company is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) at the Company's request to the fullest extent permitted by the Delaware General Corporation Law including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company may, in its discretion, indemnify employees and agents where indemnification is not required by law; (iii) upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification, the Company is required to advance expenses (including attorneys' fees), as incurred, to its directors and officers in connection with defending a proceeding; and (iv) the Company may advance expenses (including attorneys' fees), as incurred, to employees and agents in connection with a proceeding upon such terms and conditions, if any, as the Board deems appropriate. The rights conferred in the Certificate of Incorporation are not exclusive and the Company may enter into indemnification agreements with its directors, officers and employees.

The indemnification provision in the Company's Certificate of Incorporation, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended.

The Company's Bylaws provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent (and persons serving in such capacities in other business enterprises request) against liability asserted against or incurred by such person in such capacity or arising from such person's status as such. As authorized by the Company's Bylaws, the Company, with approval by the Board, has purchased director and officer liability insurance.

Item 7.            Exemption from Registration Claimed

                   Not applicable.

Item 8.        Exhibits

Exhibit
Number         Description
------         -----------

4.1 Registrant's Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the registrant's Registration Statement on Form S-1, No. 33-84570.*

4.2 Amended and Restated Bylaws of registrant, incorporated by reference to Exhibit 3.2 of the registrant's Registration Statement on Form S-1, No. 33-84570.*

23.1           Consent of Arthur Anderson LLP.

24             Power of Attorney.*

99.1 1999 Non-Employee Director Stock and Stock Option Plan (incorporated by reference to Exhibit 10.19 of the registrant's Form 10-K for the fiscal year ended January 1, 1999).
---------------
* Incorporated by reference from Registration Statement on Form S-8, File No. 333-77831.

Item 9.  Undertakings

(a)  The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on May 6, 1999.

                          JOHN Q. HAMMONS HOTELS, INC.

                          BY: /s/ Kenneth J. Weber
                          ----------------------------
                             KENNETH J. WEBER
                             EXECUTIVE VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. l to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                               DATE

           *                   Director, Chairman and              May 6, 1999
--------------------------
John Q. Hammons                Chief Executive Officer

/s/ Kenneth J. Weber
--------------------------
Kenneth J. Weber               Director, Executive                 May 6, 1999
                               Vice President, and
                               Chief Financial Officer

             *
--------------------------
Jacqueline A. Dowdy            Director                            May 6, 1999

             *
--------------------------
Daniel L. Earley               Director                            May 6, 1999

             *
--------------------------
William J. Hart                Director                            May 6, 1999

             *
--------------------------
James F. Moore                 Director                            May 6, 1999

             *
--------------------------
John E. Lopez-Ona              Director                            May 6, 1999


BY: /s/ Kenneth J. Weber
----------------------------
   Kenneth J. Weber
   Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number   Description
------   -----------

23.1     Consent of Arthur Andersen LLP.